Exhibit 4.1

WELLS FARGO & COMPANY
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CERTIFICATE ELIMINATING THE CERTIFICATE OF DESIGNATIONS

WITH RESPECT TO THE

CLASS A PREFERRED STOCK, SERIES M
(Without Par Value)
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Pursuant to Section 151 of the
General Corporation Law
of the State of Delaware
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The undersigned DOES HEREBY CERTIFY that pursuant to authority conferred upon the Securities Committee of the Board of Directors (the “Committee”) of Wells Fargo & Company, a Delaware corporation (“Wells Fargo”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on January 8, 2009, in accordance with Section 141(f) of the General Corporation Law:

WHEREAS resolutions were adopted by the Committee, which resolutions are set forth in a Certificate of Designations (the “Certificate of Designations”) filed with the Secretary of State of the State of Delaware on December 30, 2008, providing for and authorizing creation of a series of Preferred Stock, no par value, designated Class A Preferred Stock, Series M, with no par value and a liquidation preference of $1,000 per share (“Series M Preferred Stock”).

WHEREAS as of the date hereof, no Series M Preferred Stock is outstanding.

NOW THEREFORE, it is hereby:

RESOLVED that none of the authorized shares of the Series M Preferred Stock are outstanding and none will be issued subject to the Certificate of Designations previously filed on December 30, 2008 with the Secretary of State of the State of Delaware with respect to such series.

RESOLVED that the Chairman, the President, any Vice Chairman, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, the Secretary and any Assistant Secretary are hereby authorized to execute, acknowledge, and file such instruments and documents as they, or any of them, may deem necessary or advisable to eliminate from the Company’s Amended and Restated Certificate of Incorporation, as amended, all matters set forth in said Certificate of Designations with respect to the Series M Preferred Stock.

[Signature page follows]

IN WITNESS WHEREOF, WELLS FARGO & COMPANY has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Barbara S. Brett, its Senior Vice President and Assistant Treasurer, and attested by Jeannine E. Zahn, its Assistant Secretary, this 12th day of January, 2009.

WELLS FARGO & COMPANY

By: /s/ Barbara S. Brett
Barbara S. Brett
Senior Vice President and Assistant Treasurer

ATTEST:

By: /s/ Jeannine E. Zahn
Jeannine E. Zahn
Assistant Secretary